UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 31, 2006
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	77-0431154 (I.R.S. Employer Identification No.)
2100 Gold Street
P.O. Box 649100
San Jose, CA 95164-9100
(Address of principal executive offices, with zip code)
(408) 586-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     Purchase of Restricted Stock
     On January 31, 2006, Foundry Networks, Inc. (the “Company”) entered into Restricted Stock Purchase Agreements for the purchase of shares of Common Stock under its 1996 Stock Plan with the following individuals, who are expected to be identified as named executive officers in the proxy statement for the Company’s 2006 annual meeting:

Restricted Stock Grants

Bobby R. Johnson, Jr., Chief Executive Officer and President	75,000

Laurence L. Akin, Senior Vice President of Worldwide Sales	18,750

Timothy D. Heffner, Vice President, Finance and Administration, and Chief Financial Officer	37,500

Ken K. Cheng, Vice President and General Manager, High-Value Systems	37,500

Paul L. Twombly, Vice President, Customer Service	37,500

     In addition to the agreements described above with named executive officers, John Burger, Robert Schiff and Benjamin Taft, officers of the Company, each entered into Restricted Stock Purchase Agreements with the Company on January 31, 2006 for the purchase of 37,500 shares of Common Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: February 3, 2006	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)